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                             FORM OF PLAN OF MERGER



     This Plan of Merger is made by and among Touch Tone America, Inc., a California corporation ("TTA"), Touch Tone/Arcada, Inc., a Washington corporation and wholly-owned subsidiary of TTA ("Newco"), and Arcada Communications, Inc., a Washington corporation ("Arcada"), in connection with the transactions described in an Agreement for Merger dated as of November __, 1996 (the "Merger Agreement") by and among TTA, Newco and Arcada. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Merger Agreement. This Plan of Merger, including related documents, is intended to constitute a "plan of reorganization" as that term is used in
Section 354 of the Code. Further, this Merger is intended to constitute a "reorganization" as defined in Section 368 of the Code by reason of Section 368(a)(2)(D) of the Code.

     The boards of directors of Arcada, TTA and Newco have approved this Plan of Merger (the "Plan of Merger") under which Arcada shall be merged with and into Newco. The Plan of Merger has been approved by the shareholders of Arcada and TTA and the shareholders of Newco.

     Arcada, TTA and Newco hereby agree as follows:

     1. MERGER. At and on the Effective Time of the Merger, Arcada shall be merged with and into Newco in accordance with the terms hereof. Newco shall be the surviving corporation.

     2. EFFECTIVE TIME. The Merger shall not be effective unless and until accepted by the Secretary of State of the State of Washington. The effective time ("Effective Time") of this Merger shall be the time and date of the occurrence of the endorsement of articles of incorporation by the Secretary of State of the State of Washington.

     3. NAME. The name of the surviving corporation shall be "Arcada Communications, Inc."

     4. DIRECTORS AND PRINCIPAL OFFICERS. The directors and the principal officers of Newco immediately prior to the Effective Time shall continue to serve as directors and principal officers of the surviving corporation after the Effective Time. Newco, as the resulting corporation, shall have one director. There shall be one class of directors and each such director shall have a one-year term. The name, residential address and term of each director are set forth on Schedule A attached hereto and incorporated herein by this reference.

     5. OFFICES. The location of the office of the surviving corporation shall be 4110 N. Scottsdale Road, Suite 170, Scottsdale, Arizona.


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     6.   TERMS AND CONDITIONS OF MERGER.  At the Effective Time of the Merger:

          (a) CONVERSION OF ARCADA COMMON STOCK. Subject to the provisions below, at the Effective Time, each of the outstanding shares of common stock, no par value per share, of Arcada ("Arcada Common Stock") shall be converted into the right to receive 250 shares of common stock, no par value per share, of TTA ("TTA Common Stock") and thirty (30) shares of Series A Preferred Stock, no par value per share, of TTA ("TTA Preferred Stock"). Each shareholder of record of Arcada Common Stock immediately prior to the Effective Time shall be entitled to receive (subject to the conditions set forth below) (i) the number of shares of TTA Common Stock determined by multiplying 250 times the number of shares of Arcada Common Stock owned by such shareholder, provided that cash will be paid in lieu of fractional shares as provided in Section 6(c) below and (ii) the number of shares of TTA Preferred Stock determined by multiplying 30 times the number of shares of Arcada Common Stock owned by such shareholder provided that cash will be paid in lieu of fractional shares as provided in Section 6(c) below. [IF NECESSARY, INSERT APPROPRIATE LANGUAGE TO ACCOUNT FOR ANY ADJUSTMENTS IN MERGER CONSIDERATION PURSUANT TO SECTION l(b)(ii) AND (iii) OF THE MERGER AGREEMENT].

          (b) NEWCO COMMON STOCK. Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Time shall at the Effective Time remain outstanding and unchanged and shall continue to be owned by TTA. No new shares of Newco capital stock shall be issued or otherwise transferred in the Merger.

     Upon the Effective Time, TTA shall remain the owner of all the issued and outstanding shares of the surviving corporation.

          (c) NO FRACTIONAL SHARES. Notwithstanding any term or provision hereof, no fractional shares of TTA Common Stock or TTA Preferred Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in exchange for any shares of Arcada Common Stock; no dividend or distribution with respect to TTA Common Stock or TTA Preferred Stock shall be payable on or with respect to any fractional share interests; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of TTA. In lieu of such fractional share interests, any holder of Arcada Common Stock who would otherwise be entitled to a fractional share of TTA Common Stock or TTA Preferred Stock will, upon surrender of his certificate or certificates representing Arcada Common Stock outstanding immediately prior to the Effective Time, be paid the cash value of such fractional share interest, which shall be equal to the product of the fraction multiplied by [INSERT "AVERAGE PRICE"]. For the purposes of determining any such fractional share interests, all shares of Arcada Common Stock owned by an Arcada stockholder shall be combined so as to calculate the maximum number of whole shares of TTA Common Stock and TTA Preferred Stock issuable to such Arcada stockholder.

     7. METHOD OF EFFECTUATION EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, TTA shall mail to each person who was, at the Effective Time, a holder of record of Arcada Common Stock a letter of transmittal (which shall specify that delivery of certificates

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which, immediately prior to the Effective Time, represented outstanding shares of Arcada Common Stock (the "Certificates") shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by TTA and instructions for effecting the surrender of the Certificates. Upon surrender to TTA of the Certificates, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably requested, TTA shall promptly deliver to the person entitled thereto certificates representing the number of shares of TTA Common Stock and TTA Preferred Stock (and cash in lieu of any fractional shares of TTA Common Stock or TTA Preferred Stock) such holder is entitled to receive pursuant to this Plan of Merger. All Certificates so surrendered shall be canceled. Until so surrendered and exchanged, each Certificate shall, after the Effective Time, be deemed to evidence only the right to receive the number of shares of TTA Common Stock and TTA Preferred Stock (and cash in lieu of any fractional shares of TTA Common Stock or TTA Preferred Stock) to which such holder is entitled pursuant to Section 6 hereof.

     No dividends or other distributions declared with respect to shares of TTA Common Stock or TTA Preferred Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate. Subject to the effect of any applicable escheat laws and unclaimed property laws, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the TTA Common Stock or TTA Preferred Stock for which such Certificate was exchangeable.

     If delivery of shares of TTA Common Stock and TTA Preferred Stock (and any cash in lieu of fractional shares) is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery that the Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise be in proper form for transfer and that the person requesting such delivery shall have paid any transfer and other taxes required by reason of such delivery to a person other than the registered holder of the surrendered Certificate or shall have established to the satisfaction of TTA that such tax has been paid or is not payable.

     At the Effective Time, the stock transfer books of Arcada shall be closed and there shall be no further registration of transfers of shares of Arcada Common Stock thereafter on the records of Arcada. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to the shares of Arcada Common Stock represented thereby immediately prior to the Effective Time except as provided herein.

     No interest shall be paid or accrue on or in respect of any portion of the TTA Common Stock or TTA Preferred Stock, or the cash in lieu of fractional shares, to be delivered in exchange for the surrendered Certificates.

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     Notwithstanding anything to the contrary herein, TTA shall not be liable to a holder of Arcada Common Stock for any amount properly paid to a public official pursuant to any applicable unclaimed property, escheat or similar laws.

     Notwithstanding the foregoing, shares of Arcada Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders who have not voted their shares in favor of the Merger and have complied with the provisions of Chapter 23B.13 of the Washington Business Corporate Act (the "WBCA") relating to dissenting shareholders, shall not be converted into the right to receive shares of TTA Common Stock or TTA Preferred Stock as provided herein, unless and until such holder shall have effectively withdrawn or lost the right to payment under Chapter 23B.13 or any other applicable provision of the WBCA, in which case each such share shall thereupon be deemed to have been converted at the Effective Time into the right to receive shares of TTA Common Stock as provided herein, without any interest thereon.

     8. CHARTER AND BYLAWS. At and after the Effective Time, the charter (the "Charter") and articles of incorporation and the bylaws of Newco as in effect immediately prior to the Effective Time shall continue to be the charter and articles of incorporation and the bylaws of the surviving corporation until amended in accordance with law.

     9. RIGHTS AND DUTIES OF THE SURVIVING CORPORATION. At the Effective Time, Arcada shall be merged with and into Newco, which shall be the surviving corporation and which shall continue to be a Washington corporation. The business of the surviving corporation shall be that of a corporation organized under the laws of the State of Washington and as provided for in the Articles of Incorporation of Newco as now existing. All assets, rights, privileges, powers, franchises and property (real, personal and mixed, tangible and intangible, causes in action, rights and credits) of Arcada shall be automatically vested in Newco as the surviving corporation by virtue of the Merger without any deed or other document of transfer. The surviving corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interests and powers were held or enjoyed by Newco and Arcada, respectively. The surviving corporation shall be responsible for all the liabilities of every kind and description of both Newco and Arcada immediately prior to the Effective Time, including liabilities for all debts, savings accounts, deposits, obligations and contracts of Newco and Arcada, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either Newco or Arcada. All rights of creditors and other obligees and all liens on property of either Newco or Arcada shall be preserved and shall not be released or impaired.

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     10.    EXECUTION.  This Plan of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

     Dated as of _____________, 1996.

                                   TOUCH TONE AMERICA, INC.

                                   By:  ______________________________

                                   Its: ______________________________

                                   TOUCH TONE/ARCADA, INC.

                                   By:  ______________________________

                                   Its: ______________________________

                                   ARCADA COMMUNICATIONS, INC.

                                   By:  ______________________________

                                   Its: ______________________________




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